Exhibit 11

                Computation of Net Income (Loss) Per Common Share



                                                         Three Months Ended
                                                            December 31,
                                                       ---------------------
                                                        1997          1996
                                                       -------       -------
(In thousands, except per share amounts)

BASIC:

Weighted average shares outstanding                      5,756         4,305
                                                       -------       -------

Total                                                    5,756         4,305
                                                       =======       =======

Net income (loss)                                      $  (113)      $    40
                                                       =======       =======

Net income (loss) per share                            $ (0.02)      $  0.01
                                                       =======       =======


DILUTED:

Weighted average shares outstanding                      5,756         4,305

Conversion of 1,703 shares of preferred stock
  into 1,023 shares of common stock                         --         1,023

Assuming exercise of options and warrants reduced
  by the number of shares which could have been
  purchased with the proceeds from such exercise            --           479
                                                       -------       -------

Total                                                    5,756         5,807
                                                       =======       =======

Net income (loss)                                      $  (113)      $    40
                                                       =======       =======

Net income (loss) per share                            $ (0.02)      $  0.01
                                                       =======       =======